Exhibit 21.1

                              List of Subsidiaries
                              --------------------

BE AEROSPACE, INC.
     BE Aerospace (USA), LLC
     Acurex, LLC
     Nordskog Industries, Inc.
     B/E Aerospace Services, LLC
     Advanced Thermal Sciences Corporation
              ATS Japan Corporation
                       Advanced Thermal Sciences Taiwan Corporation
                       Advanced Thermal Sciences Korea
              Advanced Thermal Sciences Shanghai Corporation
              Modoc Engineering Corporation
     Aerospace Lighting Corporation
     BE Aerospace Australia, Inc.
     BE Aerospace Canada, Inc.
              B/E Aerospace (Canada) Company
     BE Aerospace El Salvador, Inc.
              BE Aerospace El Salvador, Sociedad Amonima de Capital Variable B/E Aerospace Development Corporation
     BE Intellectual Property, Inc.
     B/E Aerospace Machined Products, Inc.
     Bomhoff Acquisition, Inc.
     Composite Specialties, Inc.
     DMGI, LLC
     Denton Jet Interiors, LLC
     Flight Structures, Inc.
     IFE Sales, LLC
     Maynard Precision, LLC
     Modern Metals, LLC
     Nelson Aerospace, LLC
     M & M Aerospace Hardware, Inc.
              M & M Aerospace Hardware SARL
              M & M Aerospace Hardware GmbH
              M & M Aerospace Hardware Ltd.
              M & M Aerospace Hardware Ptc. Ltd.
     CMP SAS
     T.L. Windust Machine, LLC
     BE Aerospace Netherlands BV
              B/E Aerospace Services B.V.
              Koninkliijke Fabriek Inventum BV (Royal Inventum)
     BE Aerospace (UK) Holdings Limited
              BE Aerospace (Germany) GmbH
              CF Taylor (B/E) UK Limited
                       B/E Aerospace (UK) Limited
     BE Aerospace (France) SARL
     Burns Aerospace Europe (SARL)